UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	October 6, 2014

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975	61-0647538
(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY	40202
(Address of Principal Executive Offices)	(Zip Code)

502-580-1000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On October 6, 2014, Humana Inc. (the “Company”) entered into a commercial paper program (the “Program”) pursuant to which the Company may issue short-term, unsecured commercial paper notes (the “Notes”) pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).  Amounts available under the Program may be borrowed, repaid and re-borrowed from time to time, with the aggregate face or principal amount of the Notes outstanding under the Program at any time not to exceed $1.0 billion.  The net proceeds of issuances of the Notes are expected to be used for general corporate purposes, including to repurchase shares of our common stock pursuant to our existing share repurchase authorization or future authorizations.  Given that cash is fungible, depending on the timing of both the operational cash requirements of the Company  and purchases of common stock pursuant to the Company's existing share repurchase authorization and future authorizations, it is possible that from a timing perspective some of the net proceeds from the issuance of commercial paper will be used for repurchases of the Company's common stock rather than the funds raised by the Company in its recent $1.75 billion senior note offering or existing cash.

Three commercial paper dealers will each act as a dealer under the Program (each a “Dealer” and, collectively, the “Dealers”) pursuant to the terms and conditions of a commercial paper dealer agreement entered into between the Company and each Dealer (each, a “Dealer Agreement”).  A national bank will act as issuing and paying agent under the Program.

Each Dealer Agreement provides the terms under which the respective Dealer will either purchase from the Company or arrange for the sale by the Company of the Notes pursuant to an exemption from federal and state securities laws.  Each Dealer Agreement contains customary representations, warranties, covenants and indemnification provisions.  The Dealer Agreements are substantially identical in all material respects.  A form of Dealer Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference as though it were fully set forth herein.  The description above is a summary of the Program and is qualified in its entirety by the terms of the Program as set forth in the form of Dealer Agreement.

From time to time, one or more of the Dealers and certain of their respective affiliates have provided, and may in the future provide, commercial banking, investment banking and other financial advisory services to the Company and its affiliates for which they have received or will receive customary fees and expenses.

The Notes have not been and will not be registered under the Securities Act or state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the short-term, unsecured commercial paper program described under Item 1.01 above is hereby incorporated by reference under this Item 2.03.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits:

Exhibit No.                                          Description

10.1	Form of Commercial Paper Dealer Agreement between Humana Inc., as Issuer, and the Dealer party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC. BY: /s/ Steven E. McCulley Steven E. McCulley Senior Vice President and Chief Accounting Officer

Dated:           October 6, 2014

INDEX TO EXHIBITS

Exhibit No.                                          Description

10.1	Form of Commercial Paper Dealer Agreement between Humana Inc., as Issuer, and the Dealer party thereto